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                                  EXHIBIT 21

                                 SUBSIDIARIES
                                      OF
                             UNITED GROCERS, INC.

                              September 27, 1996



B.A.T. Enterprises, Inc.
Grocers Insurance Company
Grocers Insurance Group, Inc.
Grocers Insurance Agency, Inc.
Northwest Process, Inc.
Premier Consulting, Inc.
Rich and Rhine, Inc.
U.G. Resources, Inc.
UGIC, Ltd.
United Resources, Inc.
United Store Development, Ltd.
United Workplace Consultants, Inc.
Western Security Services, Ltd.
Western Passage Express, Inc.
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